PARK ELECTROCHEMICAL CORP.					NEWS RELEASE
Contact:  Linda Lagnese				   48 South Service Road
								Melville, NY 11747
								    (631) 465-3600


        PARK ELECTROCHEMICAL REPORTS SECOND QUARTER RESULTS

Melville,  New  York, September 20, 2007......Park Electrochemical
Corp. (NYSE-PKE) reported sales of $60,541,000 for its 2008 fiscal year second quarter ended August 26, 2007 compared to sales of $66,518,000 for the second quarter of last year. Park's sales for the first six months were $117,618,000 compared to sales of $129,356,000 for last year's first six months.

Park reported net earnings of $9,160,000 for the second quarter ended August 26, 2007 compared to net earnings before special items of $8,470,000 for last fiscal year's second quarter ended August 27, 2006. During the prior year's second quarter, the Company recorded a pre-tax charge of $1,316,000 in connection with the termination of an insurance arrangement, and recognized a $499,000 tax benefit relating to this insurance termination charge. During the prior year's second quarter, Park also recognized a tax benefit of $3,500,000 relating to the elimination of certain valuation allowances previously established related to deferred tax assets in the United States and a tax benefit of $1,391,000 relating to the elimination of reserves no longer required. Park recorded no special items during the current year's second quarter. Accordingly, net earnings were $9,160,000 for the second quarter ended August 26, 2007 compared to net earnings of $12,544,000 for last fiscal year's second quarter ended August 27, 2006.

For the six-month period ended August 26, 2007, Park reported net earnings of $16,571,000 compared to net earnings before special items of $17,364,000 for last year's first six-month period. As mentioned above, last year's six-month period included a pre-tax charge of $1,316,000 in connection with the termination of an insurance arrangement and a tax benefit of $499,000 relating to the insurance termination charge, a tax benefit of $3,500,000 relating to the elimination of valuation allowances and a tax benefit of $1,391,000 relating to the elimination of reserves no longer required. Park recorded no special items during the six-month period ended August 26, 2007. Accordingly, net earnings were $16,571,000 for the six-month period ended August 26, 2007 compared to net earnings of $21,438,000 for last year's first six-months.

Park reported basic and diluted earnings per share of $.45 and $.82, respectively, for the second quarter and six-month period ended August 26, 2007 compared to basic and diluted earnings per share before special items of $.42 and $.86 for last year's second quarter and six-month period. Basic and diluted earnings per share were $.45 and $.82, respectively, for the second quarter and six-months ended August 26, 2007 compared to $.62 and $1.06, respectively, for last year's second quarter and first six-month period. The effective tax rate for the second quarter ended August 26, 2007 was 25.2% compared to a rate of 23.0% for last year's second quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (866) 316-1365.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, September 24, 2007. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 9416880 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials (the Nelcor product line)
and advanced composite materials (the NelcoteTM product line) principally for the telecommunications and internet infrastructure, high-end computing and aerospace markets. Park focuses on the general aviation aircraft segment of the aerospace industry. Park's core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut,
New York, Arizona and California. In addition, as recently announced, the Company plans to construct a new facility in Newton, Kansas.

Additional corporate information is available on the Company's web site at www.parkelectro.com.


The   performance   table   (in  thousands,   except   per   share
amounts-unaudited):

                                      13 weeks Ended     26 weeks Ended
                                      --------------     --------------
                                    8/26/07   8/27/06    8/26/07   8/27/06
                                    -------   -------   --------   -------
Sales                               $60,541   $66,518   $117,618  $129,356

Net Earnings before Special Items    $9,160    $8,470    $16,571   $17,364
Special Items                             -     4,074          -     4,074
                                    -------   -------    -------   -------
 Net Earnings                        $9,160   $12,544    $16,571   $21,438

Basic and Diluted Earnings Per Share:
 Basic Earnings before Special Items  $0.45     $0.42      $0.82     $0.86
 Special Items                            -      0.20         -       0.20
                                       ----     -----       ----      ----
   Basic Earnings Per Share           $0.45     $0.62      $0.82     $1.06

Diluted Earnings before Special Items $0.45     $0.42      $0.82     $0.86
Special Items                             -      0.20          -      0.20
					         ----      ----       ----      ----
   Diluted Earnings Per Share         $0.45     $0.62      $0.82     $1.06


Weighted Average Shares Outstanding:

  Basic                              20,325    20,183     20,265    20,159
  Diluted                            20,405    20,295     20,320    20,311


The comparative balance sheets (in thousands):


                                          8/26/07        2/25/07
                                          -------        -------
                                        (unaudited)

     Assets
     ------
     Current Assets
      Cash and Marketable Securities    $195,772        $208,775
      Accounts Receivable, Net            39,171          39,418
      Inventories                         15,728          15,090
      Other Current Assets                 3,590           3,049
                                         -------         -------

          Total Current Assets           254,261         266,332

     Fixed Assets, Net                    49,479          49,895
     Other Assets                          6,029           5,695
                                         -------         -------

          Total Assets                  $309,769        $321,922
                                         =======         =======

     Liabilities  and  Stockholders'Equity
     -------------------------------------
     Current Liabilities
        Accounts Payable                $ 14,455        $ 13,589
        Accrued Liabilities               13,907          13,058
        Income Taxes Payable               1,756           2,354
                                         -------         -------

          Total Current Liabilities       30,118          29,001

     Deferred Income Taxes                 4,605           4,294
     Other Liabilities                     7,062           7,279
     Liabilities  from  Discontinued
      Operations                          17,181          17,181
							------          ------

          Total Liabilities               58,966          57,755

     Stockholders' Equity                250,803         264,167
                                         -------         -------

          Total  Liabilities and
           Stockholders' Equity         $309,769        $321,922
                                         =======         =======
     Equity Per Share                     $12.33          $13.08
                                           =====           =====


 Detailed operating information (in thousands - unaudited):

                                     13 Weeks Ended             26 Weeks Ended
                                   ------------------         ------------------
                                   8/26/07    8/27/06         8/26/07    8/27/06
                                   -------    -------         -------    -------

   Net Sales                      $ 60,541   $ 66,518        $117,618   $129,356

   Cost of Sales                    44,106     50,474          87,074     96,949
     %                               72.9%      75.9%           74.0%      74.9%

   Gross Profit                     16,435     16,044          30,544     32,407
     %                               27.1%      24.1%           26.0%      25.1%

   Selling, General and
     Administrative Expenses         6,651      6,836          13,223     13,597
     %                               10.9%      10.3%           11.3%      10.6%

   Earnings from Operations          9,784      9,208          17,321     18,810
     %                               16.2%      13.8%           14.7%      14.5%

   Other Income                      2,463      1,792           4,774      3,741
     %                                4.0%       2.7%            4.1%       2.9%

   Earnings Before Income Taxes     12,247     11,000          22,095     22,551
     %                               20.2%      16.5%           18.8%      17.4%

   Income Tax Provision              3,087      2,530           5,524      5,187
     Effective Tax Rate              25.2%      23.0%           25.0%      23.0%

   Net Earnings Before Special Items 9,160      8,470          16,571     17,364
     %                               15.1%      12.7%           14.1%      13.4%

 Special Items:
   Insurance Arrangement
     Termination Charge                  -      1,316              -       1,316
     %                                   -       2.0%              -        1.0%

   Income Tax Provision (Benefit)        -    (5,390)              -     (5,390)
     Effective Tax Rate                  -     -55.7%              -      -25.4%

   After-Tax Special Items               -      4,074              -       4,074
     %                                   -       6.1%              -        3.1%

 After Special Items:
   Earnings Before Income Taxes     12,247      9,684          22,095     21,235
     %                               20.2%      14.6%           18.8%      16.4%

   Income Tax Provision (Benefit)    3,087    (2,860)           5,524      (203)
     Effective Tax Rate              25.2%     -29.5%           25.0%      -1.0%

   Net Earnings                      9,160     12,544          16,571     21,438
     %                               15.1%      18.9%           14.1%      16.6%


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